Exhibit 23.3


                       Consent of Independent Accountants


     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Bacou USA, Inc. of our report dated June 17, 1997 relating to the consolidated financial statements of Comasec Holdings, Inc. and subsidiary, which appears in Exhibit 99(b) of the Current Report on Form 8-K/A of Bacou USA, Inc. dated August 14, 1997.



/s/ PricewaterhouseCoopers LLP
   ----------------------------------
    PricewaterhouseCoopers LLP


PricewaterhouseCoopers LLP
Costa Mesa, California
February 17, 1999